Contact:
Paul Nungester

EVP and CFO 419.785.8700

PNungester@yourpremierbank.com

FOR IMMEDIATE RELEASE

PREMIER FINANCIAL CORP. ANNOUNCES THIRD QUARTER 2022 RESULTS

INCLUDING CONTINUED STRONG LOAN AND DEPOSIT GROWTH

Third Quarter 2022 Highlights

•
Loan growth of $300.9 million (up 19.9% annualized) including $151.0 million for commercial loans excluding PPP (up 15.2% annualized) and $114.2 million for residential loans including held for sale (up 28.3% annualized)
•
Customer deposits growth of $146.3 million (up 9.0% annualized) including $40.0 million of non-interest-bearing (up 9.0% annualized)
•
Net interest income (tax equivalent) of $63.5 million or $62.9 million excluding PPP and acquisition marks accretion, up 7.1% and 7.6%, respectively, from 2022 second quarter
•
Net interest margin (tax equivalent) of 3.40% or 3.36% excluding PPP and acquisition marks accretion, up four basis points each from 2022 second quarter
•
Asset quality improved with non-performing loans down 4.6% and classified loans down 7.8% from 2022 second quarter
•
Declared dividend of $0.30 per share, up 7.1% from prior year comparable period

DEFIANCE, OHIO (October 25, 2022) – Premier Financial Corp. (Nasdaq: PFC) (“Premier” or the “Company”) announced today 2022 third quarter results. Net income for the third quarter of 2022 was $28.2 million, or $0.79 per diluted common share, compared to $28.4 million, or $0.76 per diluted common share, for the third quarter of 2021.

“We are very pleased to post another strong quarter in terms of earnings and growth,” said Gary Small, President and CEO of Premier. “Year-to-date loan and deposit growth stand at 17% and 7%, respectively, while total revenue growth for the quarter totaled 8.9%, outstanding results by any historical comparison. As has been the case all year, robust commercial and consumer business segment performance continues to offset a difficult residential mortgage environment. With a number of economic factors currently affecting our clients’ financial decision-making, it is gratifying to see households continuing to thrive. Deposits continue to grow, credit quality figures continue to improve, and consumer spending is responsibly on the rise. A strong employment market is clearly helping all maneuver through these less certain times.”

Quarterly results

Strong loan and deposit growth

Gross loans including those held for sale increased $300.9 million (up 19.9% annualized) on a linked quarter basis. Loan growth occurred in each category including $151.0 million from commercial loans excluding PPP (up 15.2% annualized), $114.2 million from residential loans including held for sale (up 28.3% annualized) and $38.5 million from consumer/home equity loans (up 34.5% annualized). PPP loans decreased $3.4 million and were only $1.2 million as of September 30, 2022.

Customer deposits increased $146.3 million (up 9.0% annualized) on a linked quarter basis. Deposit growth occurred in each customer category, including $40.0 million from non-interest bearing deposits (up 9.0% annualized) and $106.3 million from interest-bearing deposits (up 9.0% annualized). Brokered deposits also added $69.9 million.

Net interest income and margin expansion

Net interest income of $63.5 million on a tax equivalent (“TE”) basis in the third quarter of 2022 was up 7.1% from $59.3 million in the second quarter of 2022 and up 10.9% from $57.3 million in the third quarter of 2021. TE net interest margin of 3.40% in the third quarter of 2022 increased four basis points from 3.36% in the second quarter of 2022 and two basis points from 3.38% in the third quarter of 2021. Results for all periods include the impact of PPP as well as acquisition marks and related accretion for the UCFC acquisition. Third quarter 2022 includes $376 thousand of accretion in interest income, $232 thousand of accretion in interest expense and $26 thousand of interest income on average balances of $1.9 million for PPP. Excluding the impact of acquisition marks accretion and PPP loans, TE net interest income was $62.9 million, up 7.6% from $58.5 million in the second quarter of 2022 and up 17.5% from $53.5 million in the third quarter of 2021. Additionally, TE net interest margin was 3.36% for the third quarter of 2022, up four basis points from 3.32% for the second quarter of 2022 and up nine basis points from 3.27% for the third quarter of 2021. These improved results are primarily due to the combination of loan growth excluding PPP as discussed above and higher loan yields excluding PPP and acquisition marks accretion, which were 4.24% for the third quarter of 2022 compared to 3.94% in the second quarter of 2022 and 3.98% in the third quarter of 2021. The third quarter increase of 30 basis points represents a beta of 21% compared to the change in the quarterly average effective Federal Funds rate that increased 141 basis points to 2.18% for the third quarter of 2022 as reported by the Federal Reserve Economic Data. The cost of funds in the third quarter of 2022 was 0.55%, up 31 basis points from both the second quarter of 2022 and the third quarter of 2021. The year-over-year increase is largely due to utilization of higher cost FHLB borrowings in support of loan growth in excess of deposit growth. The linked quarter increase is due to higher rates on FHLB borrowings, utilization of brokered deposits and higher average deposit costs. Excluding brokered deposits and acquisition marks accretion, average deposit costs increased 24 basis points to 0.39% for the third quarter of 2022, which represents a beta of 17% compared to the change in the quarterly average effective Federal Funds rate.

Non-interest income impacted mortgage banking and securities

Service fees in the third quarter of 2022 were $6.5 million, a 2.0% decrease from $6.7 million in the second quarter of 2022 but a 7.9% increase from $6.1 million in the third quarter of 2021, primarily due to fluctuations in consumer activity for interchange and ATM/NSF charges. However, total non-interest income in the third quarter of 2022 of $16.7 million was up 16.3% from $14.4 million in the second quarter of 2022 but down 9.1% from $18.4 million in the third quarter of 2021 due to fluctuations in mortgage banking and gains/losses on securities. Mortgage banking income increased $2.0 million on a linked quarter basis due to a $2.2 million increase in gains partially offset by a $0.2 million lower MSR valuation gain. Mortgage banking income for the third quarter decreased $2.2 million year-over-year due to a $2.0 million decrease in gains primarily from compressed margins and lower saleable mix and a $0.7 million lower MSR valuation gain offset by a $0.5 million benefit from lower MSR amortization. Securities gains were $43 thousand in the third quarter of 2022 from increased valuations on equity securities, compared to $1.2 million of losses on equity securities in the second quarter of 2022 and compared to $253 thousand of gains in the third quarter of 2021, comprised of $233 thousand from available-for-sale security sales gains and $20 thousand of gains on equity securities.

“Premier’s outstanding loan growth over the year has driven net interest income performance,” said Small. “Every effort was made to capture business earlier in the year as uncertainty loomed over the horizon for the later portion of 2022. The excellent pace of business through the end of Q3 has necessitated the use of more non-core funding. The combination of core and non-core funding has enabled the organization to manage deposit betas effectively while positioning us to grow deposits across all of our markets in a thoughtful manner. The velocity of rate hikes brought about by the Fed is both understandable and challenging. We at Premier are determined to create a deposit rate offering that will both reward existing clients for their business and continue to attract new business.”

Managing non-interest expenses and efficiency

Non-interest expenses in the third quarter of 2022 were $41.1 million, a 5.2% increase from $39.1 million in the second quarter of 2022 and the third quarter of 2021, primarily due to fluctuations in compensation and benefit expenses. Compensation and benefits were $24.5 million in the third quarter of 2022, compared to $22.3 million in the second quarter of 2022 and $23.4 million in the third quarter of 2021. The linked quarter increase was primarily due to lower deferred costs related to decreased loan production. The year-over-year increase was primarily due to costs related to higher staffing levels for our growth initiatives. All other non-interest expenses decreased a net $0.2 million on a linked quarter basis and increased a net $0.8 million on a year-over-year basis. The efficiency ratio for the third quarter 2022 of 51.26% improved from 52.23% in the second quarter of 2022 and from 51.85% in the third quarter of 2021, primarily due to higher revenues.

Credit quality

Non-performing assets totaled $33.6 million, or 0.41% of assets, at September 30, 2022, a decrease from $35.2 million at June 30, 2022, and from $60.1 million at September 30, 2021. Loan delinquencies increased to $13.2 million, or 0.2% of loans, at September 30, 2022, from $11.2 million at June 30, 2022, and September 30, 2021. Classified loans totaled $45.0 million, or 0.7% of loans, as of September 30, 2022, a decrease from $48.8 million at June 30, 2022, and from $90.1 million at September 30, 2021.

The 2022 third quarter results include net loan charge-offs of $153 thousand and a total provision expense of $4.0 million, compared with net loan recoveries of $256 thousand and a total provision benefit of $1.8 million for the same period in 2021. The current year provision is primarily due to higher non-PPP loan growth in the third quarter of 2022 compared to the third quarter of 2021. The allowance for credit losses as a percentage of total loans was 1.14% at September 30, 2022, compared with 1.14% at June 30, 2022, and 1.39% at September 30, 2021. The allowance for credit losses as a percentage of total loans excluding PPP and including unaccreted acquisition marks was 1.19% at September 30, 2022, compared with 1.21% at June 30, 2022, and 1.57% at September 30, 2021. The continued economic improvement following the 2020 pandemic-related downturn has resulted in a year-over-year decrease in the allowance percentages.

“We had another quarter of asset quality improvement with non-performing loans and classified loans declining 5% and 8% respectively,” said Paul Nungester, CFO of Premier. “Net charge-offs were only 0.01% of average loans and our allowance coverage level of non-performing loans increased to 213%.”

Year to date results

For the nine-month period ended September 30, 2022, net income totaled $76.9 million, or $2.15 per diluted common share, compared to $100.7 million, or $2.70 per diluted common share for the nine months ended September 30, 2021. The year-over-year comparison is primarily impacted by fluctuations in the provision for credit losses, which was an expense of $11.5 million or $0.25 per diluted share in 2022 compared to a benefit of $9.1 million or $0.19 per share in 2021. The current year’s provision expense is primarily due to loan growth, whereas the prior year’s provision benefit was primarily due to the improving economic environment following the COVID-19 pandemic-induced economic recession and reserve increase in 2020.

TE net interest income of $181.0 million in the first nine months of 2022 was up 5.9% from $170.9 million in the first nine months of 2021. TE net interest margin of 3.40% in the first nine months of 2022 increased by one basis point from 3.39% in the first nine months of 2021. Results for each period include the impact of PPP as well as acquisition marks and related accretion for the UCFC acquisition. The first nine months of 2022 include $1.3 million of accretion in interest income, $1.0 million of accretion in interest expense and $3.8 million of interest income on average balances of $15.8 million for PPP. Excluding the impact of acquisition marks accretion and PPP loans, TE net interest income was $175.1 million, up 13.1% from $154.8 million in the first nine months of 2021. Additionally, TE net interest margin was 3.29% for the first nine months of 2022, up six basis points from 3.23% for first nine months of 2021. These improved results are primarily due to loan growth excluding PPP partially offset by lower PPP income and accretion from acquisition marks. Cost of funds in the first nine months of 2022 was 0.33%, up six basis points from the first nine months of 2021. The year-over-year increase is primarily due to an increased utilization of higher cost FHLB borrowings in support of loan growth in excess of deposit growth.

Service fees in the first nine months of 2022 were $19.2 million, a 7.9% increase from $17.8 million in the first nine months of 2021, primarily due to increased consumer activity for interchange and ATM/NSF charges. However, total non-interest income in the first nine months of 2022 of $47.9 million was down from $61.7 million in the first nine months of 2021 due to fluctuations in mortgage banking, gains/losses on securities and other income. Mortgage banking income decreased $8.7 million from 2021 due to a $6.6 million decrease in gains primarily from compressed margins and lower saleable mix and a $4.0 million decrease from lower MSR valuation gains, partially offset by a $2.0 million benefit from lower MSR amortization. Securities losses were $1.8 million in the first nine months of 2022 from decreased valuations on equity securities compared to $3.0 million of net gains in the first nine months of 2021 comprised of $2.2 million from available-for-sale security sales gains and $0.8 million of gains on equity securities. Other income for the first nine months decreased $1.0 million from 2021, primarily due to a $1.3 million non-recurring settlement payment in the first nine months of 2021.

Non-interest expenses in the first nine months of 2022 were $121.5 million, a 4.9% increase from $115.8 million in the first nine months of 2021, primarily due to fluctuations in compensation and benefit expenses. Compensation and benefits were $72.4 million in the first nine months of 2022 compared to $66.4 million in the first nine months of 2021. The year-over-year increase was primarily due to costs related to higher staffing levels for our growth initiatives. All other non-interest expenses decreased a net $0.4 million on a year-over-year basis due to cost cutting initiatives. The efficiency ratio for the first nine months of 2022 was 52.67% compared to 50.44% in the first nine months of 2021, partly due to higher expenses but primarily due to lower non-interest income discussed above.

Total assets at $8.24 billion

Total assets at September 30, 2022, were $8.24 billion, compared to $8.01 billion at June 30, 2022, and $7.47 billion at September 30, 2021. Gross loans receivable were $6.21 billion at September 30, 2022, compared to $5.90 billion at June 30, 2022, and $5.27 billion at September 30, 2021. At September 30, 2022, gross loans receivable increased $938.1 million from a year ago, despite a $142.8 million decrease in PPP loans. Excluding PPP, loans grew $1.08 billion organically, or 21.1% from a year ago. Commercial loans excluding PPP increased by $651.7 million from September 30, 2021, to 2022, or 18.8%. Securities at September 30, 2022, were $1.08 billion, compared to $1.15 billion at June 30, 2022, and $1.26 billion at September 30, 2021. Also, at September 30, 2022, goodwill and other intangible assets totaled $337.9 million compared to $339.3 million at June 30, 2022, and $343.6 million at September 30, 2021, with the decreases attributable to intangibles amortization.

Total non-brokered deposits at September 30, 2022, were $6.66 billion, compared with $6.52 billion at June 30, 2022, and $6.25 billion at September 30, 2021. At September 30, 2022, customer deposits grew $146.3 million organically, or 9.0% annualized from the prior quarter and $414.0 million or 6.6% from September 30, 2021. Brokered deposits were $69.9 million at September 30, 2022, compared to none at June 30, 2022 and September 30, 2021.

Total stockholders’ equity was $0.86 billion at September 30, 2022, compared to $0.90 billion at June 30, 2022, and $1.03 billion at September 30, 2021. The quarterly decrease in stockholders’ equity was primarily due to a decrease in accumulated other comprehensive income (“AOCI”), which was primarily related to a $43.7 million negative valuation adjustment on the available-for-sale securities portfolio. No buybacks were completed during the quarter and at September 30, 2022, 1,200,130 common shares remained available for repurchase under the Company’s existing repurchase program.

Dividend to be paid November 18

The Board of Directors declared a quarterly cash dividend of $0.30 per common share payable November 18, 2022, to shareholders of record at the close of business on November 11, 2022. The dividend represents an annual dividend of 4.3 percent based on the Premier common stock closing price on October 24, 2022. Premier has approximately 35,563,000 common shares outstanding.

Conference call

Premier will host a conference call at 11:00 a.m. ET on Wednesday, October 26, 2022, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-844-200-6205 and using access code 581026. Internet access to the call is also available (in listen-only mode) at the following URL: https://events.q4inc.com/attendee/880671221. The webcast replay of the conference call will be available at www.PremierFinCorp.com for one year.

About Premier Financial Corp.

Premier Financial Corp. (Nasdaq: PFC), headquartered in Defiance, Ohio, is the holding company for Premier Bank and First Insurance Group. Premier Bank, headquartered in Youngstown, Ohio, operates 74 branches and 12 loan offices in Ohio, Michigan, Indiana, Pennsylvania and West Virginia (West Virginia office operates as Home Savings Bank) and serves clients through a team of wealth professionals dedicated to each community banking branch. First Insurance Group is a full-service insurance agency with ten offices in Ohio. For more information, visit the company’s website at PremierFinCorp.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This document may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding projections, forecasts, goals and plans of Premier Financial Corp. and its management, future movements of interests, loan or deposit production levels, future credit quality ratios, future strength in the market area, and growth projections. These statements do not describe historical or current facts and may be identified by words such as “intend,” “intent,” “believe,” “expect,” “estimate,” “target,” “plan,” “anticipate,” or similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” “can,” or similar verbs. There can be no assurances that the forward-looking statements included in this presentation will prove to be accurate. In light of the significant uncertainties in the forward-looking statements, the inclusion of such information should not be regarded as a representation by Premier or any other persons, that our objectives and plans will be achieved. Forward-looking statements involve numerous risks and uncertainties, any one or more of which could affect Premier’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. These risks and uncertainties include, but not limited to: impacts from the novel coronavirus (COVID-19) pandemic on the economy, financial markets, our customers, and our business and results of operation; changes in interest rates; disruptions in the mortgage market; risks and uncertainties inherent in general and local banking, insurance and mortgage conditions; political uncertainty; uncertainty in U.S. fiscal or monetary policy; uncertainty concerning or disruptions relating to tensions surrounding the current socioeconomic landscape; competitive factors specific to markets in which Premier operates; increasing competition for financial products from other financial institutions and nonbank financial technology companies; legislative or regulatory rulemaking or actions; capital market conditions; security breaches or unauthorized disclosure of confidential customer or Company information; interruptions in the effective operation of information and transaction processing systems of Premier or Premier’s vendors and service providers; failures or delays in integrating or adopting new technology; the impact of the cessation of LIBOR interest rates and implementation of a replacement rate; and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2021 and any further amendments thereto. All forward-looking statements made in this presentation are based on information presently available to the management of Premier and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law. As required by U.S. GAAP, Premier will evaluate the impact of subsequent events through the issuance date of its September 30, 2022, consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause Premier to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Non-GAAP Reporting Measures

We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measurement. However, we consider core net interest income to be a useful supplemental measure of our operating performance. We define core net interest income as net interest income on a tax-equivalent basis excluding income from PPP loans and purchase accounting marks accretion. We believe that this metric is a useful supplemental measure of operating performance because investors and equity analysts may use this measure to compare the operating performance of the Company between periods or as compared to other financial institutions or other companies on a consistent basis without having to account for income from PPP loans and purchase accounting marks accretion. Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and ratings agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other financial institutions or other companies. Please see the exhibits for reconciliations of our supplemental reporting measures.

Consolidated Balance Sheets (Unaudited)
Premier Financial Corp.

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2022	2022	2022	2021	2021

Assets
Cash and cash equivalents
Cash and amounts due from depositories	$67,124	$62,080	$62,083	$54,858	$63,480
Interest-bearing deposits	37,868	72,314	91,683	106,708	51,614
	104,992	134,394	153,766	161,566	115,094

Available-for-sale, carried at fair value	1,063,713	1,140,466	1,219,365	1,206,260	1,250,087
Equity securities, carried at fair value	15,336	13,293	13,454	14,097	12,965
Securities investments	1,079,049	1,153,759	1,232,819	1,220,357	1,263,052

Loans (1)	6,207,708	5,890,823	5,388,331	5,296,168	5,269,566
Allowance for credit losses - loans	(70,626)	(67,074)	(67,195)	(66,468)	(73,217)
Loans, net	6,137,082	5,823,749	5,321,136	5,229,700	5,196,349
Loans held for sale	129,142	145,092	153,498	162,947	178,490
Mortgage servicing rights	20,832	20,693	20,715	19,538	19,105
Accrued interest receivable	26,021	22,533	21,765	20,767	22,994
Federal Home Loan Bank stock	28,262	23,991	15,332	11,585	11,585
Bank Owned Life Insurance	169,728	168,746	167,763	166,767	166,866
Office properties and equipment	53,747	54,060	54,684	55,602	56,073
Real estate and other assets held for sale	416	462	253	171	261
Goodwill	317,948	317,948	317,948	317,948	317,948
Core deposit and other intangibles	19,972	21,311	22,691	24,129	25,612
Other assets	148,949	123,886	108,510	90,325	94,889
Total Assets	$8,236,140	$8,010,624	$7,590,880	$7,481,402	$7,468,318

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$1,826,511	$1,786,516	$1,733,157	$1,724,772	$1,618,769
Interest-bearing deposits	4,836,113	4,729,828	4,584,078	4,557,279	4,629,889
Brokered deposits	69,881	-	-	-	-
Total deposits	6,732,505	6,516,344	6,317,235	6,282,051	6,248,658
Advances from FHLB	411,000	380,000	150,000	-	-
Notes payable and other interest-bearing liabilities	-	-	-	-	18,812
Subordinated debentures	85,071	85,039	85,008	84,976	84,944
Advance payments by borrowers	33,511	40,344	20,332	24,716	19,495
Reserve for credit losses - unfunded commitments	7,061	6,755	5,340	5,031	5,838
Other liabilities	102,032	80,995	69,669	61,132	58,702
Total Liabilities	7,371,180	7,109,477	6,647,584	6,457,906	6,436,449
Stockholders’ Equity
Preferred stock	-	-	-	-	-
Common stock, net	306	306	306	306	306
Additional paid-in-capital	691,578	690,905	691,350	691,132	690,783

Accumulated other comprehensive income (loss)	(181,231)	(126,754)	(75,497)	(3,428)	1,609
Retained earnings	488,305	470,779	459,087	443,517	428,518
Treasury stock, at cost	(133,998)	(134,089)	(131,950)	(108,031)	(89,347)
Total Stockholders’ Equity	864,960	901,147	943,296	1,023,496	1,031,869
Total Liabilities and Stockholders’ Equity	$8,236,140	$8,010,624	$7,590,880	$7,481,402	$7,468,318

(1) Includes PPP loans of:	$1,181	$4,561	$18,660	$58,906	$143,949

Consolidated Statements of Income (Unaudited)
Premier Financial Corp.
	Three Months Ended					Nine Months Ended
(in thousands, except per share amounts)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Interest Income:
Loans	$65,559	$56,567	$55,241	$55,007	$55,443	$177,366	$168,781
Investment securities	6,814	6,197	5,479	5,369	5,325	18,489	13,999
Interest-bearing deposits	221	120	46	56	33	387	142
FHLB stock dividends	510	174	59	58	60	743	175
Total interest income	73,104	63,058	60,825	60,490	60,861	196,985	183,097
Interest Expense:
Deposits	6,855	2,671	2,222	2,615	3,144	11,749	10,867
FHLB advances	2,069	527	13	-	11	2,609	23
Subordinated debentures	868	763	696	673	671	2,326	2,040
Notes Payable	-	1	-	-	-	1	-
Total interest expense	9,792	3,962	2,931	3,288	3,826	16,685	12,930
Net interest income	63,312	59,096	57,894	57,202	57,035	180,300	170,167
Provision (benefit) for credit losses - loans	3,706	5,151	626	2,816	1,594	9,483	(9,549)
Provision (benefit) for credit losses - unfunded commitments	306	1,415	309	(807)	226	2,030	488
Total provision (benefit) for credit losses	4,012	6,566	935	2,009	1,820	11,513	(9,061)
Net interest income after provision	59,300	52,530	56,959	55,193	55,215	168,787	179,228
Non-interest Income:
Service fees and other charges	6,545	6,676	6,000	6,351	6,067	19,221	17,817
Mortgage banking income	3,970	1,948	4,252	3,060	6,175	10,170	18,865
Gain (loss) on sale of available for sale securities	-	-	-	-	233	-	2,218
Gain (loss) on equity securities	43	(1,161)	(643)	1,132	20	(1,760)	822
Insurance commissions	3,488	4,334	4,639	3,379	3,461	12,043	12,401
Wealth management income	1,355	1,414	1,477	1,383	1,321	4,246	4,644
Income from Bank Owned Life Insurance	983	983	996	2,145	947	2,961	2,975
Other non-interest income	320	171	142	129	146	1,051	2,005
Total Non-interest Income	16,704	14,365	16,863	17,579	18,370	47,932	61,747
Non-interest Expense:
Compensation and benefits	24,522	22,334	25,541	24,247	23,355	72,397	66,399
Occupancy	3,463	3,494	3,700	3,859	3,693	10,657	11,642
FDIC insurance premium	976	802	593	781	695	2,370	2,115
Financial institutions tax	1,050	1,074	1,191	526	1,187	3,315	3,553
Data processing	3,121	3,442	3,335	3,447	3,387	9,899	10,103
Amortization of intangibles	1,338	1,380	1,438	1,483	1,528	4,156	4,725
Other non-interest expense	6,629	6,563	5,497	7,145	5,256	18,689	17,300
Total Non-interest Expense	41,099	39,089	41,295	41,488	39,101	121,483	115,837
Income before income taxes	34,905	27,806	32,527	31,284	34,484	95,236	125,138
Income tax expense	6,710	5,446	6,170	5,974	6,124	18,324	24,397
Net Income	$28,195	$22,360	$26,357	$25,310	$28,360	$76,912	$100,741

Earnings per common share:
Basic	$0.79	$0.63	$0.73	$0.69	$0.76	$2.15	$2.70

Diluted	$0.79	$0.63	$0.73	$0.69	$0.76	$2.15	$2.70

Average Shares Outstanding:
Basic	35,582	35,560	35,978	36,740	37,100	35,709	37,226
Diluted	35,704	35,682	36,090	36,848	37,185	35,818	37,311

Premier Financial Corp.
Selected Quarterly Information

(dollars in thousands, except per share data)	3Q22	2Q22	1Q22	4Q21	3Q21	YTD 2022	YTD 2021
Summary of Operations
Tax-equivalent interest income (1)	$73,301	$63,283	$61,054	$60,740	$61,117	$197,637	$183,860
Interest expense	9,792	3,962	2,931	3,288	3,826	16,685	12,930
Tax-equivalent net interest income (1)	63,509	59,321	58,123	57,452	57,291	180,952	170,930
Provision expense (benefit) for credit losses	4,012	6,566	935	2,009	1,820	11,513	(9,061)
Investment securities gains (losses)	43	(1,161)	(643)	1,132	253	(1,760)	3,040
Non-interest income (ex securities gains/losses)	16,661	15,526	17,506	16,447	18,117	49,692	58,707
Non-interest expense	41,099	39,089	41,295	41,488	39,101	121,483	115,837
Income tax expense	6,710	5,446	6,170	5,974	6,124	18,324	24,397
Net income	28,195	22,360	26,357	25,310	28,360	76,912	100,741
Tax equivalent adjustment (1)	197	225	229	250	256	652	763
At Period End
Total assets	$8,236,140	$8,010,624	$7,590,880	$7,481,402	$7,468,318
Goodwill and intangibles	337,920	339,259	340,639	342,077	343,560
Tangible assets (2)	7,898,220	7,671,365	7,250,241	7,139,325	7,124,758
Earning assets	7,411,403	7,218,905	6,881,663	6,797,765	6,774,307
Loans	6,207,708	5,890,823	5,388,331	5,296,168	5,269,566
Allowance for loan losses	70,626	67,074	67,195	66,468	73,217
Deposits	6,732,505	6,516,344	6,317,235	6,282,051	6,248,658
Stockholders’ equity	864,960	901,147	943,296	1,023,496	1,031,869
Stockholders’ equity / assets	10.50%	11.25%	12.43%	13.68%	13.82%
Tangible equity (2)	527,040	561,888	602,657	681,419	688,309
Tangible equity / tangible assets	6.67%	7.32%	8.31%	9.54%	9.66%
Average Balances
Total assets	$8,161,389	$7,742,550	$7,541,414	$7,510,397	$7,529,100	$7,807,013	$7,473,203
Earning assets	7,477,795	7,051,661	6,754,862	6,736,250	6,773,021	7,097,421	6,730,807
Loans	6,120,324	5,667,853	5,382,825	5,356,113	5,416,696	5,726,369	5,513,285
Deposits and interest-bearing liabilities	7,116,910	6,706,250	6,415,483	6,386,341	6,422,455	6,748,783	6,384,654
Deposits	6,654,328	6,385,857	6,314,217	6,301,384	6,317,229	6,452,713	6,282,862
Stockholders’ equity	912,224	921,847	1,033,816	1,035,717	1,020,206	945,141	1,000,047

Goodwill and intangibles	338,583	339,932	341,353	342,853	344,331	339,946	345,975
Tangible equity (2)	573,641	581,915	692,463	692,864	675,875	605,195	654,072
Per Common Share Data
Net Income (Loss):
Basic	$0.79	$0.63	$0.73	$0.69	$0.76	$2.15	$2.70
Diluted	0.79	0.63	0.73	0.69	0.76	2.15	2.70
Dividends Paid	0.30	0.30	0.30	0.28	0.27	0.90	0.77
Market Value:
High	$29.36	$30.13	$32.52	$34.00	$32.72	$32.52	$35.90
Low	24.67	25.31	28.58	28.75	25.80	24.67	22.23
Close	25.70	25.35	30.33	30.91	31.84	25.70	31.84
Common Book Value	24.32	25.35	26.48	28.13	27.90
Tangible Common Book Value (2)	14.82	15.80	16.92	18.73	18.61
Shares outstanding, end of period (000s)	35,563	35,555	35,621	36,384	36,978
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.40%	3.36%	3.44%	3.41%	3.38%	3.40%	3.39%
Return on average assets	1.37%	1.16%	1.42%	1.34%	1.49%	1.32%	1.80%
Return on average equity	12.26%	9.73%	10.34%	9.70%	11.03%	10.88%	13.47%
Return on average tangible equity	19.50%	15.41%	15.44%	14.49%	16.65%	16.99%	20.59%
Efficiency ratio (3)	51.26%	52.23%	54.60%	56.14%	51.85%	52.67%	50.44%
Effective tax rate	19.22%	19.59%	18.97%	19.10%	17.76%	19.24%	19.50%
Common dividend payout ratio	37.97%	47.62%	41.10%	40.58%	35.53%	41.86%	28.52%

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.

(2) Tangible assets = total assets less the sum of goodwill and core deposit and other intangibles. Tangible equity = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock. Tangible common book value = tangible equity divided by shares outstanding at the end of the period.

(3) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

Premier Financial Corp.
Yield Analysis
(dollars in thousands)
	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Average Balances
Interest-earning assets:
Loans receivable (1)	$6,120,324	$5,667,853	$5,382,825	$5,356,113	$5,416,696	$5,726,369	$5,513,285
Securities	1,261,527	1,288,073	1,250,321	1,245,096	1,273,148	1,266,681	1,098,478
Interest Bearing Deposits	68,530	76,401	109,757	123,456	71,276	84,745	107,381
FHLB stock	27,414	19,334	11,959	11,585	11,901	19,626	11,663
Total interest-earning assets	7,477,795	7,051,661	6,754,862	6,736,250	6,773,021	7,097,421	6,730,807
Non-interest-earning assets	683,594	690,889	786,552	774,147	756,079	709,592	742,396
Total assets	$8,161,389	$7,742,550	$7,541,414	$7,510,397	$7,529,100	$7,807,013	$7,473,203
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	$4,846,419	$4,614,223	$4,600,801	$4,609,064	$4,649,462	$4,688,047	$4,612,354
FHLB advances and other	377,533	234,945	16,278	-	20,098	210,908	16,828
Subordinated debentures	85,049	85,020	84,988	84,957	84,924	85,019	84,895
Notes payable	-	428	-	-	204	143	69
Total interest-bearing liabilities	5,309,001	4,934,616	4,702,067	4,694,021	4,754,688	4,984,117	4,714,146
Non-interest bearing deposits	1,807,909	1,771,634	1,713,416	1,692,320	1,667,767	1,764,666	1,670,508
Total including non-interest-bearing deposits	7,116,910	6,706,250	6,415,483	6,386,341	6,422,455	6,748,783	6,384,654
Other non-interest-bearing liabilities	132,255	114,453	92,115	88,339	86,439	113,089	88,502
Total liabilities	7,249,165	6,820,703	6,507,598	6,474,680	6,508,894	6,861,872	6,473,156
Stockholders' equity	912,224	921,847	1,033,816	1,035,717	1,020,206	945,141	1,000,047
Total liabilities and stockholders' equity	$8,161,389	$7,742,550	$7,541,414	$7,510,397	$7,529,100	$7,807,013	$7,473,203
Average interest-earning assets to interest-bearing liabilities	141%	143%	144%	144%	142%	142%	143%

Interest Income/Expense
Interest-earning assets:

Loans receivable (2)	$65,564	$56,573	$55,248	$55,013	$55,444	$177,385	$168,810
Securities (2)	7,006	6,416	5,701	5,612	5,580	19,122	14,733
Interest Bearing Deposits	221	120	46	56	33	387	142
FHLB stock	510	174	59	59	60	743	175
Total interest-earning assets	73,301	63,283	61,054	60,740	61,117	197,637	183,860
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	$6,855	$2,671	$2,222	$2,615	$3,144	$11,749	$10,867
FHLB advances and other	2,069	527	13	-	11	2,609	23
Subordinated debentures	868	763	696	673	671	2,326	2,040
Notes payable	-	1	-	-	-	1	-
Total interest-bearing liabilities	9,792	3,962	2,931	3,288	3,826	16,685	12,930
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	9,792	3,962	2,931	3,288	3,826	16,685	12,930
Net interest income	$63,509	$59,321	$58,123	$57,452	$57,291	$180,952	$170,930
Less: PPP income	(26)	(160)	(3,641)	(2,686)	(2,887)	(3,827)	(11,858)
Less: Acquisition marks accretion	(608)	(706)	(737)	(1,595)	(879)	(2,051)	(4,274)
Core net interest income	$62,875	$58,455	$53,745	$53,171	$53,525	$175,074	$154,798

Average Rates (3)
Interest-earning assets:
Loans receivable	4.29%	3.99%	4.11%	4.11%	4.09%	4.13%	4.08%
Securities (4)	2.22%	1.99%	1.82%	1.80%	1.75%	2.01%	1.79%
Interest Bearing Deposits	1.29%	0.63%	0.17%	0.18%	0.19%	0.61%	0.18%
FHLB stock	7.44%	3.60%	1.97%	2.04%	2.02%	5.05%	2.00%
Total interest-earning assets	3.92%	3.59%	3.62%	3.61%	3.61%	3.71%	3.64%
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	0.57%	0.23%	0.19%	0.23%	0.27%	0.33%	0.31%
FHLB advances and other	2.19%	0.90%	0.32%	0.00%	0.22%	1.65%	0.18%
Subordinated debentures	4.08%	3.59%	3.28%	3.17%	3.16%	3.65%	3.20%
Notes payable	0.00%	0.93%	-	-	0.75%	0.93%	0.75%

Total interest-bearing liabilities	0.74%	0.32%	0.25%	0.28%	0.32%	0.45%	0.37%
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	0.55%	0.24%	0.18%	0.21%	0.24%	0.33%	0.27%
Net interest spread	3.18%	3.27%	3.37%	3.33%	3.29%	3.26%	3.27%
Net interest margin (5)	3.40%	3.36%	3.44%	3.41%	3.38%	3.40%	3.39%
Core net interest margin (5)	3.36%	3.32%	3.20%	3.21%	3.27%	3.29%	3.23%

(1) Includes average PPP loans of:	$1,889	$12,966	$32,853	$101,804	$219,366	$15,790	$343,653

(2) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.

(3) Annualized.
(4) Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.

(5) Net interest margin is tax equivalent net interest income divided by average interest-earning assets. Core net interest margin represents net interest margin excluding PPP and acquisition marks accretion.

Premier Financial Corp.
Loans and Deposits Composition
(dollars in thousands)
	3Q22	2Q22	1Q22	4Q21	3Q21
Loan Portfolio Composition
Residential real estate	$1,478,360	$1,382,202	$1,222,057	$1,167,466	$1,129,877
Residential real estate construction	119,204	85,256	97,746	121,621	140,798
Total residential loans	1,597,564	1,467,458	1,319,803	1,289,087	1,270,675

Commercial real estate	2,674,078	2,655,730	2,495,469	2,450,349	2,389,759
Commercial construction	398,044	319,590	260,421	263,304	263,354
Commercial excluding PPP	1,041,423	987,242	891,893	836,732	808,780
Core commercial loans (1)	4,113,545	3,962,562	3,647,783	3,550,385	3,461,893

Consumer direct/indirect	212,790	180,539	132,294	126,417	125,163
Home equity and improvement lines	272,367	266,144	261,176	264,354	264,140
Total consumer loans	485,157	446,683	393,470	390,771	389,303

Deferred loan origination fees	10,261	9,559	8,615	7,019	3,746
Core loans (1)	6,206,527	5,886,262	5,369,671	5,237,262	5,125,617
PPP loans	1,181	4,561	18,660	58,906	143,949
Total loans	$6,207,708	$5,890,823	$5,388,331	$5,296,168	$5,269,566

Loans held for sale	$129,142	$145,092	$153,498	$162,947	$178,490
Core residential loans (1)	1,726,706	1,612,550	1,473,301	1,452,034	1,449,165
Total loans including loans held for sale but excluding PPP	6,335,669	6,031,354	5,523,169	5,400,209	5,304,107

Undisbursed construction loan funds - residential	$231,598	$239,748	$210,702	$204,772	$209,054
Undisbursed construction loan funds - commercial	493,199	449,101	314,843	273,118	272,380
Undisbursed construction loan funds - total	724,797	688,849	525,545	477,890	481,434
Total construction loans including undisbursed funds	$1,242,045	$1,093,695	$883,712	$862,815	$885,586
Gross loans (2)	$6,922,244	$6,570,113	$5,905,261	$5,767,039	$5,747,254

Deposit Portfolio Composition
Non-interest-bearing demand deposits	$1,826,511	$1,786,516	$1,733,157	$1,724,772	$1,618,769
Interest-bearing demand deposits and money market	3,197,455	3,106,306	3,029,260	2,952,705	2,962,032
Savings deposits	820,650	832,859	830,143	804,451	786,929
Retail time deposits less than $250	550,275	532,836	586,967	636,477	692,224
Retail time deposits greater than $250	267,733	257,827	137,708	163,646	188,704
Brokered deposits	69,881	-	-	-	-
Total deposits	$6,732,505	$6,516,344	$6,317,235	$6,282,051	$6,248,658

 (1) Core loans represents total loans excluding undisbursed loan funds, deferred loan origination fees and PPP loans. Core commercial loans represents total commercial real estate, commercial and commercial construction excluding commercial undisbursed loan funds, deferred loan origination fees and PPP loans. Core residential loans represents total loans held for sale, one to four family residential real estate and residential construction excluding residential undisbursed loan funds and deferred loan origination fees.

(2) Gross loans represent total loans including undisbursed construction funds but excluding deferred loan origination fees.

Premier Financial Corp.
Loan Delinquency Information
(dollars in thousands)	Total Balance	Current	30 to 89 days past due	% of Total	Non Accrual Loans	% of Total

September 30, 2022
One to four family residential real estate	$1,478,360	$1,464,319	$6,232	0.4%	$7,809	0.5%
Construction	1,242,045	1,242,045	-	0.0%	-	0.0%
Commercial real estate	2,674,078	2,660,068	116	0.0%	13,894	0.5%
Commercial	1,042,604	1,034,898	338	0.0%	7,368	0.7%
Home equity and improvement	272,367	267,077	3,144	1.2%	2,146	0.8%
Consumer finance	212,790	207,453	3,417	1.6%	1,920	0.9%
Gross loans	$6,922,244	$6,875,860	$13,247	0.2%	$33,137	0.5%

June 30, 2022
One to four family residential real estate	$1,382,202	$1,367,037	$7,176	0.5%	$7,989	0.6%
Construction	1,093,695	1,093,695	-	0.0%	-	0.0%
Commercial real estate	2,655,730	2,641,216	1	0.0%	14,513	0.5%
Commercial	991,803	984,065	-	0.0%	7,738	0.8%
Home equity and improvement	266,144	261,576	1,943	0.7%	2,625	1.0%
Consumer finance	180,539	176,608	2,061	1.1%	1,870	1.0%
Gross loans	$6,570,113	$6,524,197	$11,181	0.2%	$34,735	0.5%

September 30, 2021
One to four family residential real estate	$1,129,877	$1,115,076	$5,663	0.5%	$9,138	0.8%
Construction	885,586	884,265	1,321	0.1%	-	0.0%
Commercial real estate	2,389,759	2,367,760	146	0.0%	21,853	0.9%
Commercial	952,729	928,321	442	0.0%	23,966	2.5%
Home equity and improvement	264,140	259,175	1,848	0.7%	3,117	1.2%
Consumer finance	125,163	121,580	1,792	1.4%	1,791	1.4%
Gross loans	$5,747,254	$5,676,177	$11,212	0.2%	$59,865	1.0%

Loan Risk Ratings Information
(dollars in thousands)	Total Balance	Pass Rated	Special Mention	% of Total	Classified	% of Total

September 30, 2022
One to four family residential real estate	$1,466,470	$1,458,082	$1,267	0.1%	$7,121	0.5%
Construction	1,242,045	1,240,745	1,300	0.1%	-	0.0%
Commercial real estate	2,672,451	2,584,984	65,233	2.4%	22,234	0.8%
Commercial	1,036,441	1,009,384	20,106	1.9%	6,951	0.7%
Home equity and improvement	269,786	268,384	-	0.0%	1,402	0.5%
Consumer finance	212,493	210,602	-	0.0%	1,891	0.9%
PCD loans	22,558	17,044	93	0.4%	5,421	24.0%

Gross loans	$6,922,244	$6,789,225	$87,999	1.3%	$45,020	0.7%

June 30, 2022
One to four family residential real estate	$1,370,167	$1,361,875	$1,244	0.1%	$7,048	0.5%
Construction	1,093,695	1,093,695	-	0.0%	-	0.0%
Commercial real estate	2,654,003	2,551,971	77,224	2.9%	24,808	0.9%
Commercial	984,972	956,229	21,428	2.2%	7,315	0.7%
Home equity and improvement	263,330	261,530	-	0.0%	1,800	0.7%
Consumer finance	180,183	178,346	-	0.0%	1,837	1.0%
PCD loans	23,763	17,632	95	0.4%	6,036	25.4%
Gross loans	$6,570,113	$6,421,278	$99,991	1.5%	$48,844	0.7%

September 30, 2021
One to four family residential real estate	$1,117,055	$1,107,787	$1,315	0.1%	$7,953	0.7%
Construction	885,586	866,054	19,532	2.2%	-	0.0%
Commercial real estate	2,379,734	2,220,881	117,068	4.9%	41,785	1.8%
Commercial	944,202	903,626	20,474	2.2%	20,102	2.1%
Home equity and improvement	260,408	258,575	-	0.0%	1,833	0.7%
Consumer finance	124,525	122,956	-	0.0%	1,569	1.3%
PCD loans	35,744	18,793	102	0.3%	16,849	47.1%
Gross loans	$5,747,254	$5,498,672	$158,491	2.8%	$90,091	1.6%

Premier Financial Corp.
Selected Quarterly Information
(dollars in thousands)
	As of and for the three months ended					Nine months ended
Mortgage Banking Summary	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Revenue from sales and servicing of mortgage loans:
Mortgage banking gains, net	$3,363	$1,166	$2,543	$2,774	$5,353	$7,072	$13,663
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	1,861	1,862	1,879	1,909	1,861	5,602	5,665
Amortization of mortgage servicing rights	(1,350)	(1,375)	(1,403)	(1,774)	(1,822)	(4,128)	(6,119)
Mortgage servicing rights valuation adjustments	96	295	1,233	151	783	1,624	5,656
	607	782	1,709	286	822	3,098	5,202
Total revenue from sale/servicing of mortgage loans	$3,970	$1,948	$4,252	$3,060	$6,175	$10,170	$18,865

Mortgage servicing rights:
Balance at beginning of period	$21,872	$22,189	$22,244	$21,963	$21,682	$22,244	$21,666
Loans sold, servicing retained	1,393	1,058	1,348	2,056	2,103	3,799	6,415
Amortization	(1,350)	(1,375)	(1,403)	(1,774)	(1,822)	(4,128)	(6,119)
Balance at end of period	21,915	21,872	22,189	22,245	21,963	21,915	21,962
Valuation allowance:
Balance at beginning of period	(1,179)	(1,474)	(2,707)	(2,858)	(3,641)	(2,707)	(8,513)
Impairment recovery (charges)	96	295	1,233	151	783	1,624	5,656
Balance at end of period	(1,083)	(1,179)	(1,474)	(2,707)	(2,858)	(1,083)	(2,857)
Net carrying value at end of period	$20,832	$20,693	$20,715	$19,538	$19,105	$20,832	$19,105

Allowance Summary
Beginning allowance	$67,074	$67,195	$66,468	$73,217	$71,367	$66,468	$82,079
Provision (benefit) for credit losses - loans	3,706	5,151	626	2,816	1,594	9,483	(9,549)
Net recoveries (charge-offs)	(154)	(5,272)	101	(9,565)	256	(5,325)	687
Ending allowance	$70,626	$67,074	$67,195	$66,468	$73,217	$70,626	$73,217

Total loans	$6,207,708	$5,890,823	$5,388,331	$5,296,168	$5,269,566
Less: PPP loans	(1,181)	(4,561)	(18,660)	(58,906)	(143,949)
Total loans ex PPP	$6,206,527	$5,886,262	$5,369,671	$5,237,262	$5,125,617

Allowance for credit losses (ACL)	$70,626	$67,074	$67,195	$66,468	$73,217
Add: Unaccreted purchase accounting marks	3,291	3,924	4,652	5,418	7,109

Adjusted ACL	$73,917	$70,998	$71,847	$71,886	$80,326
ACL/Loans	1.14%	1.14%	1.25%	1.26%	1.39%
Adjusted ACL/Loans ex PPP	1.19%	1.21%	1.34%	1.37%	1.57%

Credit Quality
Total non-performing loans (1)	$33,137	$34,735	$47,298	$48,014	$59,865
Real estate owned (REO)	416	462	253	171	261
Total non-performing assets (2)	$33,553	$35,197	$47,551	$48,185	$60,126
Net charge-offs (recoveries)	154	5,272	(101)	9,565	(256)

Restructured loans, accruing (3)	6,909	5,899	6,287	7,768	6,503

Allowance for credit losses - loans / loans	1.14%	1.14%	1.25%	1.26%	1.39%
Allowance for credit losses - loans / non-performing assets	210.49%	190.57%	141.31%	137.94%	121.77%
Allowance for credit losses - loans / non-performing loans	213.13%	193.10%	142.07%	138.43%	122.30%
Non-performing assets / loans plus REO	0.54%	0.60%	0.88%	0.91%	1.14%
Non-performing assets / total assets	0.41%	0.44%	0.63%	0.64%	0.81%
Net charge-offs / average loans (annualized)	0.01%	0.37%	-0.01%	0.71%	-0.02%
Net charge-offs / average loans LTM	0.26%	0.27%	0.17%	0.16%	0.00%

(1) Non-performing loans consist of non-accrual loans.
(2) Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3) Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.